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CODE OF ETHICS

AMERICAN INDEPENDENCE FINANCIAL SERVICES, LLC

I.       STATEMENT OF STANDARDS

This Code of Ethics (the “Code”) sets forth the basic principles of ethical conduct for all managing members, officers and employees of American Independence Financial Services, LLC (“AIFS” or “Adviser”). Given that the primary business of the Adviser is managing mutual funds, the managing members, officers and employees of the Adviser are also be subject to the a code of ethics pursuant to Rule 17j(1) of the Investment Company Act of 1940, as amended. As such, this Code is designed to require the same reporting as under Rule 17j(1) and periodic reports provided under the Investment Company Act Code of Ethics will satisfy the requirement under Section 4 of the Code.

The foundation of this Code consists of basic standards of conduct including, but not limited to, the avoidance of conflicts between personal interests and interests of the Adviser or Clients. To this end, managing members, officers, and employees of the Adviser should understand and adhere to the following ethical standards:

(A)  The duty at all times to place the interests of the Adviser’s clients first;

This duty requires that the managing members, officers and employees of the Adviser avoid serving their own personal interests ahead of the interests of the Adviser’s Clients.

(B)  The duty to ensure that all personal securities transactions be conducted in a manner that is consistent with this Code to avoid any actual or potential conflict of interest or any abuse of such managing members’, officers’ and employees’ position of trust and responsibility;

The managing members, officers and employees of the Adviser should study this Code and ensure that they understand its requirements.  They should conduct their activities in a manner that not only achieves technical compliance with this Code but also abides by its spirit and principles.

(C)  The duty to ensure that the managing members, officers and employees of the Adviser do not take inappropriate advantage of their position with the Adviser; and

Managing members, officers and employees engaged in personal securities transactions should not take inappropriate advantage of their position or of information obtained during the course of their association with the Adviser.  They should avoid situations that might compromise their judgment (e.g., the receipt of perquisites, gifts of more than de minimis value or unusual investment opportunities from person doing or seeking to do business with the Adviser).

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(D)  The duty to maintain full compliance with the Federal Securities Laws.

Managing members, officers and employees must abide by the standards set forth in Rule 204A-1 under the Advisers Act.

II.     DEFINITIONS

A.  “Advisory Representative” means:

            a.   any partner, officer or managing member of the Adviser;

            b.   any employee who makes any recommendation, who participates in the determination of which recommendation shall be made, or whose functions or duties relate to the determination of which recommendation shall be made;

            c.   any employee who, in connection with his duties, obtains any information concerning which securities are being recommended prior to the effect dissemination of such recommendations or of the information concerning such recommendations, or who has access to such recommendations that are nonpublic;

            d.   and any of the following persons who obtain information concerning securities recommendations being made by such investment advisor or information concerning such recommendations:

i.     any natural person in a control relationship with either the Adviser or a registered investment company that is advised by the Adviser; or

ii.   any employee of the Adviser, or of an affiliate of the Adviser who is an access person of a registered investment company that is advised by the Adviser.

B.  “Affiliated Fund” is any mutual fund for which AIFS serves as the Investment Adviser. Currently, the affiliated fund family is the American Independence Funds Trust (the “Trust” or “Funds”)

C.  “Beneficial ownership” will be interpreted to be a beneficial owner of securities that are held by his or her immediately family members sharing the access person’s household.

D.  “Control” shall have the same meaning as that set forth in section 2(a)(9) of the Act.  Section 2(a)(9) provides that “control” generally means the power to exercise a controlling influence over the management or polices of a company, unless such power is solely the result of an official position with such company.

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E.   “Covered Security” means any security other than the following, which are exempt:

•         direct obligations of the Government of the United States,

•         bankers’ acceptances,

•         bank certificates of deposit,

•         commercial paper and high quality short-term debt instruments, including repurchase agreements,

•         Exchange Traded Funds (“ETFs”),

•         shares of registered open-end investment companies (excluding shares advised by the Adviser), and

•         units of a unit investment trust if the unit investment trust is invested exclusively in unaffiliated mutual funds.

F.   “Covered Persons” means directors, officers and employees of American Independence Financial Services, LLC.

G.  An “initial public offering” (“IPO”) means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

H.  “Portfolio Manager” means: any employee of the Adviser who occupies the position of portfolio manager with respect to the clients of the Adviser or who executes or helps execute the purchase or sale of a security by, or on behalf of the Adviser.

I.    A “limited offering” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933.

J.    “Purchase or sale” for purposes of this Code of Ethics includes, among other things, the writing of an option to purchase or sell a security.

III.    RESTRICTIONS APPLICABLE TO COVERED PERSONS

Covered Persons may have access to information about Clients’ investments that is confidential and not available to the general public, such as (but not limited to) information concerning securities held in, or traded by, Clients’ portfolios, information concerning certain under-writings of broker/dealers affiliated with an investment that may be deemed to be “MATERIAL INSIDE INFORMATION”, and information which involves a merger or acquisition that has not been disclosed to the public.

“MATERIAL INSIDE INFORMATION” IS DEFINED AS ANY INFORMATION ABOUT A COMPANY WHICH HAS NOT BEEN DISCLOSED TO THE GENERAL PUBLIC AND WHICH EITHER A REASONABLE PERSON WOULD DEEM TO BE IMPORTANT IN MAKING AN INVESTMENT DECISION OR THE DISSEMINATION OF WHICH IS LIKELY TO IMPACT THE MARKET PRICE OF THE COMPANY’S SECURITIES.

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Covered Persons in possession of material inside information must not trade in or recommend the purchase or sale of the securities concerned until the information has been properly disclosed and disseminated to the public.

In addition, Rule 17j-1(b) under the Investment Company Act of 1940 (the “Act”) makes it unlawful for any affiliated person of an investment adviser to a fund, in connection with purchase or sale by such person of a security held or to be acquired by the fund:

            (1)  To employ any device, scheme or artifice to defraud the Trust or a Fund;

(2)  To make to the Trust any untrue statement of a material fact or omit to state to the Trust or a Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

(3) To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trust or a Fund; or

            (4) To engage in any manipulative practice with respect to the Trust or a Fund.

IV.    REPORTING REQUIREMENTS

A.  Reporting. Each Advisory Representative of the Adviser, shall submit the following reports in the forms attached hereto as Exhibits A-C to the Chief Compliance Officer, or his or her designee, to administer this Code showing all transactions in covered securities in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership:

(1)  Initial Holding Report. Exhibit A or the information required by Exhibit A shall initially be submitted no later than 10 days after that person becomes an Advisory Representative or Portfolio Manager of the Adviser, as of a date not more than 45 days prior to that person becoming a Covered Person.

(2) Quarterly Reports. Exhibit B or the information required by Exhibit B shall be filed no later than 30 days after the end of each calendar quarter, but transactions over which such advisory representative or portfolio manager had no direct or indirect influence or control need not be reported.

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(3) Annual Report.  Exhibit C or the information required by Exhibit C must be submitted by each advisory representative or portfolio manager within 45 days after the end of each calendar year.

(4) Duplicate Statements & Confirms. Advisory Representatives and Portfolio Managers must make arrangements to have duplicate broker trade confirmations and account statements sent to the Chief Compliance Officer. Such Statements and Confirmations may be used in lieu of the quarterly and annual holdings reports provided they provide the required information as listed in forms provided as Exhibits.

B.  Exceptions From Reporting. Rule 204A-1 permits three exceptions to personal securities reporting.  No reports are required:

            1.   With respect to transactions effected pursuant to an automatic investment plan;

            2.   With respect to securities held in accounts over which the covered person had no direct or indirect influence or control

            3.   In the case that an adviser has only one covered person, so long as the firm maintains records of the holdings and transactions required.

V.     REVIEW AND ENFORCEMENT

      A.  Review.

            (1)  The Chief Compliance Officer designated to administer this Code will have primary responsibility for enforcing the Adviser’s Code of Ethics and shall from time to time review the reported personal securities transactions of advisory representatives for compliance with the requirements of this Code of Ethics. The review will assess whether the Covered Person is trading for his/her own account in the same securities he/she is trading for clients, periodically analyze the access person’s trading for patterns that may indicate abuse, including market timing, and investigate any substantial disparities between the quality of performance and percentage of trades that are profitable when the access person trades for his/her own account and when he/she trades for clients.

            (2)  The Chief Compliance Officer designated by the Adviser to administer this Code determines that a violation of this Code of Ethics may have occurred, before making a final determination that a material violation has been committed by an individual, the Chief compliance Officer designated by the Adviser to administer this Code may give such person an opportunity to supply additional information regarding the transaction in question.

      B.  Enforcement.

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(1)  If the Chief Compliance Officer determines that a material violation of this Code of Ethics has occurred, he or she shall promptly report the violation to the Managing Members of the Adviser.  Managing Members, with the exception of any person whose transaction is under consideration, shall take such actions, as they consider appropriate, including imposition of any sanctions that they consider appropriate.

            (2)  No person shall participate in a determination of whether he or she has committed a violation of this Code of Ethics or in the imposition of any sanction against himself or herself.

            (3)  Violations must be reported to the Adviser’s Chief Compliance Officer promptly.  Through training of the Code, covered persons will have a meaningful understanding of the importance of the code and of the consequences of violating it.

VI.    RESTRICTIONS AND PRECLEARANCE

Prior to trading in certain investments, including a Covered Security, preclearance is required. The following are situations where preclearance of trading is required. Please see Exhibit D for the preclearance form, which should be completed prior to trading and submitted to the CCO or designee.

      A. Initial Public Offerings and Limited Offerings.  No advisory representative may acquire any direct or indirect beneficial ownership in any securities in an initial public offering or in a limited offering unless the President of the respective Adviser or the Chief Compliance Officer has authorized the transaction in advance.

      B.  Preclearance. Unless a transaction is exempt (see below), an Advisory Representative may not purchase or sell, directly or indirectly any Covered Security unless the Chief Compliance Officer, or his or her designee, has approved a written request relating to such purchase or sale within three days prior to the execution of the transaction and such approval has not been rescinded.  Neither the CCO nor his or her designee shall grant preclearance for a transaction in a Covered Security if, to their knowledge, the Adviser has a pending buy or sell order for that security or a closely related security. No advisory representative shall purchase or sell, directly or indirectly any Covered Security:

o   which the advisory representative knows or should have known is, at the time of the purchase or sale, being considered for purchase or sale by, or on behalf of Clients of the Adviser;

o   which the advisory representative knows or should have known is, at the time of the purchase or sale, being purchased or sold, or on behalf of Clients of the Adviser;

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o   on a day during which, the advisory representative knows or should have known, the Adviser has a “buy” or “sell” order pending; or

o   which is an Affiliated Fund. All access persons shall receive prior written approval from the Adviser’s Chief Compliance Officer, or designee before purchasing or selling any mutual fund for which AIFS serves as the adviser.  Pre-clearance for mutual funds is valid for five concurrent trading sessions. This prohibition does not cover purchases and redemptions/sales (i) into or out of money market funds or short-term bond funds; or (ii) effected on a regular periodic basis by automated means, such as a 401(k) plan.

      C. Exemption from Preclearance. Preclearance is not required for certain security transactions with the following requirements:

•         no more than 200 shares or $10,000 (whichever value is less) in securities with market capitalization of $5 billion or more; or

•         no more than 100 shares or $5,000 (whichever value is less) in securities with market capitalization between $1 billion and $5 billion.

            The following conditions must be met:

•         the employee must first request exemption in writing from preclearance from the CCO (see Exhibit E);

•         preclearance is limited to two “round trip” transactions in the same security during the same month (a round trip is defined as a buy and subsequent sell);

•         the employee must provide on a monthly basis documentation on the market capitalization at the time of the transaction of the securities purchased and sold (see Exhibit F);

•         the employee must set up duplicate statements to be sent directly to the CCO;

•         the employee may not transact in a security (i) in which he or she has knowledge of a pending transaction for a proprietary mutual fund or other managed account or (ii) based on inside information; and

•         the employee must certify to the CCO on a quarterly basis of the preceding requirement (see Exhibit G).

            This exemption from preclearance does not apply to Initial Public Offerings or private investments. Transactions in such securities always require preclearance. All documentation relating to the exemption to preclearance for an employee shall be maintained with the other documentation required by this Code of Ethics and rules and regulations.

VII.     OUTSIDE BUSINESS ACTIVITIES

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Employees may, under certain circumstances, be granted permission to serve as directors, trustees or officers of outside organizations, but shall notify the Adviser’s CCO and receive approval prior to engaging in such outside business activity. The outside organization can include a public or private corporation, partnership, charitable foundation and other not-for-profit institution.  Employees may also receive compensation for such activities.

As an outside board member or officer, an employee may come into possession of Material Non-Public Information about the outside organization.  It is critical that a proper information barrier be in place between the Adviser and the outside organization, and that the employee does not communicate such information to other Employees in violation of the information barrier.

Employees are prohibited from engaging in outside activities without the prior written approval of the CCO.  Approval will be granted on a case by case basis, subject to proper resolution of potential conflicts of interest. Outside activities will be approved only if any conflict of interest issues can be satisfactorily resolved and all of the necessary disclosures are made on Part 2 of Form ADV.

VIII.  GIFTS AND ENTERTAINMENT

The following provisions on gifts apply to all Covered Persons. It is forbidden to accept of any gifts or hospitality of a value or frequency that might induce the recipient to conduct business in a manner that would conflict with the Adviser’s fiduciary responsibilities to its Clients. It is important that employees of the Adviser are able to accept offers of hospitality and/or gifts from business contacts, but controls have been designed to ensure that the Adviser manages reputational risk. These controls are as follows:

Gifts Register:  The CCO shall maintain a register of all gifts and hospitality with an estimated value of over USD$100.  The estimated value of hospitality should be taken as the face value of tickets and not the estimated market value. This would, for example, apply to major sporting events; however, if the business acquaintance attends the event with an employee of the Adviser, then the tickets are not considered hospitality. Also, business lunches and dinners are exempt from the reporting requirement.

All Covered Persons are required to inform the CCO about both the gifts and hospitality you receive and give. Currently, you are not required to disclose gifts and hospitality valued at less than USD$100.  You will also be asked to confirm at least yearly that you have either disclosed all receipts or donations of gifts and hospitality or that you have not received or given gifts and hospitality.

When you give or receive a gift or hospitality with a value of more than USD$100, you are required to inform the CCO by completing a gift log (Exhibit H) prior to giving or upon receipt.

IX.    RECORDS

The Adviser shall maintain records in the manner and to the extent set forth below:

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o   A copy of this Code of Ethics and any other code of ethics which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

o   A record of any violation of this Code of Ethics and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the year in which the violation occurs;

o   A copy of each report made pursuant to this Code of Ethics by an advisory representative, including any information provided in lieu of reports, shall be preserved by the Adviser for a period of not less than five years from the end of the calendar year in which it is made, the first two years in an easily accessible place;

o   A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code of Ethics, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place;

o   Covered person’s acknowledgment of the code must be kept for five years after the person ceases to be a covered person.  A list must include every person who was a covered person at any time within the past five years, even if some of them are no longer covered persons of the Adviser;

o   The Adviser shall preserve a record of any decision, and the reasons supporting the decision to approve the acquisition by investment personnel of securities that were a part of an Initial Public Offering or a Limited Offering for at least five years after the end of the fiscal year in which the approval is granted, the first two years in an easily accessible place.

X.        ADMINISTRATION

A.  Confidentiality.  All reports of securities transactions and any other information provided by any person pursuant to this Code of Ethics shall be treated as confidential, except as regards appropriate examinations by representatives of the Securities and Exchange Commission.

B.  Educating Employees about the Code of Ethics. The Adviser will provide its respective covered persons with a copy of the Code of Ethics and any amendments.  Each covered person will be required to acknowledge in writing his/her receipt of the documents and to certify that they have read and understood the Code of Ethics.  The Chief Compliance Officer will conduct periodic orientation or training sessions with new and existing employees to remind them of their obligations under the Code.

C.  Amendment; Interpretation of Provisions. The Adviser may from time to time amend this Code of Ethics or adopt such interpretations of this Code of Ethics, as they deem appropriate.

D.  Notification of Amendments to Registered Investment Companies. The Chief Compliance Officer designated by the Adviser to administer this Code must obtain approval of the Board of any Registered Investment Company for any material change to this Code no later than six months after the adoption of the material change and shall be responsible for certifying annually to the Board of any Registered Investment Company regarding material violations of the Code and the adoption of policies reasonably necessary to prevent violations of the Code. The Adviser shall retain a copy of the annual certification for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

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INITIAL AND ANNUAL CERTIFICATIONS

AMERICAN INDEPENDENCE FINANCIAL SERVICES, LLC

(the “Adviser”)

I hereby certify that I have read and thoroughly understand and agree to abide by the conditions set forth in the Code of Ethics for American Independence Financial Services, LLC (the “Code”).

I certify that I have disclosed to the CCO all gifts and hospitality with a value of USD$100 or more given or received during the past year.

I further certify that, during the time of my affiliation with the Adviser, I will comply or have complied with the requirements of this Code and will disclose/report or have disclosed/reported all personal securities transactions required to be disclosed/reported by the Code.

________________________________

Print or Type Name

_________________________________

Signature

_________________________________

Date

Please check as Appropriate:

____  Initial Certification

____  Annual Certification

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EXHIBIT A

AMERICAN INDEPENDENCE FINANCIAL SERVICES, LLC

Initial Holdings Report

As of the below date, I maintained the following accounts which held securities in which I may be deemed to have a direct or indirect beneficial ownership, and which are required to be reported pursuant to the Adviser’s Code of Ethics:

Broker/Dealer or Bank Where Account was Established

As of the below date, I held the following positions in these covered securities in which I may be deemed to have a direct or indirect beneficial ownership, and which are required to be reported pursuant to the Adviser’s Code of Ethics:

SECURITY NAME, TYPE (Equity, Debt, Option, etc.), TICKER or CUSIP	SHARE OR PRINCIPAL AMOUNT	BROKER/DEALER WHERE ACCOUNT IS HELD

Note: This report (i) excludes holdings, with respect to which I had no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date:	Signature:
Print Name:

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EXHIBIT B

AMERICAN INDEPENDENCE FINANCIAL SERVICES, LLC

Securities Transaction Report

For the Calendar Quarter Ended:

During the quarter referred to above, the following transactions were effected in covered securities in which I may be deemed to have had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Adviser’s Code of Ethics:

Securities (Name, CUSIP, Ticker Symbol, Interest Rate and Maturity Date)	Date of Transac-tion	Whether Purchase, Sale, Short Sale or Other Type of Disposition or Acquisition	Quantity of Securities (shares or principal amount)	Price Per Share or Other Unit	Name of the Broker/Dealer with or through whom the transaction was effected

Account Establishment Report

During the quarter referred to above, the following accounts were established for securities in which I may be deemed to have a direct or indirect beneficial ownership, and is required to be reported pursuant to the Adviser’s Code of Ethics:

Broker/Dealer or Bank Where Account was Established	Date Account was established

Date:	Signature:
Print Name:

Note: If you had no transaction to report during the quarter, please write “none” on the form, sign it and submit it.  This report (i) excludes holdings with respect to which I had no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

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EXHIBIT C

AMERICAN INDEPENDENCE FINANCIAL SERVICES, LLC

Annual Holdings Report

As of __________________, I held the following positions in securities in which I may be deemed to have a direct or indirect beneficial ownership, and which are required to be reported pursuant to the Adviser’s Code of Ethics:

SECURITY NAME, TYPE (Equity, Debt, Option, etc.), TICKER or CUSIP	SHARE OR PRINCIPAL AMOUNT	BROKER/DEALER WHERE ACCOUNT IS HELD

________________________________

Print or Type Name

_________________________________

Signature

_________________________________

Date

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EXHIBIT D

AMERICAN INDEPENDENCE FINANCIAL SERVICES, LLC

PRE-CLEARANCE TRADING APPROVAL FORM

I, ___________________________________________________ (name), am an Access

Person and seek pre-clearance to engage in the transaction described below:

Acquisition or Disposition (circle one)

Name of Account:  ____________________________________________

Account Number:   ____________________________________________

Date of Request:  ____________________________________________

Security: ____________________________________________________

Amount or # of Shares: _______________________________________

Broker:           ____________________________________________

If the transaction involves a Security that is not publicly traded, a description of proposed transaction, source of investment opportunity and any potential conflicts of interest:

I hereby certify that, to the best of my knowledge, the transaction described herein is not prohibited by the Funds' Code of Ethics dated ____________ and that the opportunity to engage in the transaction did not arise by virtue of my activities on behalf of any Client.

Signature: ______________________________________

Print Name:

Approved or Disapproved (Circle One)

Date of Approval:

Signature: ______________________________________

Print Name:

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EXHIBIT E

PRE-CLEARANCE EXEMPTION REQUEST

AMERICAN INDEPENDENCE FINANCIAL SERVICES, LLC

(the “Adviser”)

I hereby request exemption from pre-clearance subject to the limitations and conditions specified in Section VI.C. of the Adviser’s Code of Ethics.

I agree to provide the following:

•         on a monthly basis, documentation on the market capitalization at the time of the transaction of any securities purchased and sold which I have deemed to be exempt under the Code; and

•         on a quarterly basis, a certification that I have not transacted in a security during the preceding quarter (i) in which I had knowledge of a pending transaction in a proprietary mutual fund or other managed account or (ii) based on inside information.

________________________________

Print or Type Name

_________________________________

Signature

_________________________________

Date

CCO Approval: ______________________________

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EXHIBIT F

AMERICAN INDEPENDENCE FINANCIAL SERVICES, LLC

Monthly Capitalization Report for Exempted Pre-Clearance

For the Month Ended:

During the month referred to above, the following transactions were effected in securities for which pre-clearance exemption was granted based on the market capitalization limits.

Securities (Name, CUSIP, Ticker Symbol,)	Date of Transaction	Purchase or Sale	Quantity of Securities	Price Per Share	Market Capitalization

____________________

Name

_____________________

Signature

Date: ___________________

EXHIBIT G

QUARTERLY PRE-CLEARANCE EXEMPTION CERTIFICATION

AMERICAN INDEPENDENCE FINANCIAL SERVICES, LLC

(the “Adviser”)

I hereby certify the following:

•         I have not transacted in a security during the preceding quarter in which I had knowledge of a pending transaction in a proprietary mutual fund or other managed account; or

•         I have not traded in a security during the preceding quarter based on inside information.

________________________________

Print or Type Name

_________________________________

Signature

_________________________________

Date

EXHIBIT H

GIFT LOG

Name:

Date	Gift (Description)	Given To or Received From	Estimated Value

COMMENTS:

Employee Signature

CCO Approval